UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2016

Evolution Petroleum Corporation
(Exact name of registrant as specified in its charter)

001-32942
(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042
(Address of Principal Executive Offices)

(713) 935-0122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
On April 11, 2016, Evolution Petroleum Corporation, a Nevada corporation (the “Company”) entered into a Credit Agreement with MidFirst Bank (the “Bank”) providing for a three-year, senior secured reserve-based credit facility (the “facility”) in an amount of up to $50,000,000 (the “Credit Agreement”). The initial borrowing base was set at $10,000,000, with not less than semi-annual borrowing base redeterminations. A portion of the facility not in excess of $2,500,000 is available for the issuance of letters of credit.
Proceeds of any loans may be used (a) to fund the Company’s drilling program, (b) to acquire oil and gas properties, (c) to finance new growth or development of the Company’s oil and gas exploration activities, (d) to provide funds for NGL plant capital expenditures, (e) to provide letters of credit related to any permitted use, and (f) for other general corporate purposes of the Company and its subsidiaries. The use of proceeds for items (e) and (f) above is limited to $2,500,000 in the aggregate.
No borrowings are currently outstanding or requested under the facility.
The facility contains certain customary covenants, including restrictions on the Company or its subsidiaries from incurring liens on any property other than certain permitted liens, incurring indebtedness outside the facility except for certain permitted indebtedness, and making any disposition of the Company’s oil and gas property included in the borrowing base and other assets. The facility also contains financial covenants including a requirement that the Company maintain, as of the last day of each fiscal quarter, on a consolidated basis, a maximum total leverage ratio of not more than 3.00 to 1.00 and a debt service coverage ratio of not less than 1.10 to 1.00, and a requirement that the Company maintain a consolidated tangible net worth of not less than $40,000,000.
The facility included a placement fee of 0.50% on the initial borrowing base, amounting to $50,000, and carries a commitment fee of 0.25% per annum on the undrawn portion of the borrowing base. Any borrowings under the Credit Agreement will bear interest, at the Company’s option, of either (a) Libor plus 2.75% (currently totaling approximately 3.19%) or (b) the Prime Rate, as defined, plus 1.00%.
The Company and certain subsidiaries granted a mortgage to the Bank on substantially all of their oil and gas properties, including all of their present and future mineral interests in such properties. The Company’s subsidiaries guaranteed the Company’s obligations under the facility.
The Credit Agreement replaces the Company’s unsecured credit facility which was set to mature on April 29, 2016.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
(a) The information set forth under Item 1.01 above hereby is incorporated into this Item 2.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

Exhibit 10.1	Credit Agreement dated April 11, 2016 between Evolution Petroleum Corporation and MidFirst Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Dated: April 15, 2016	By:	/s/ Randall D. Keys
	Name:	Randall D. Keys
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Credit Agreement dated April 11, 2016 between Evolution Petroleum Corporation and MidFirst Bank

4